EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in the Prospectus, constituting part of this Registration Statement on Form S-3, of our report dated March 21, 1997 (except with respect to the matter discussed in Note 14, as to which the date is April 17, 1997) included in the Food 4 Less Holdings, Inc. Form 10-K for the year ended February 2, 1997 and to all references to our Firm included in this Registration Statement.

                                             ARTHUR ANDERSEN LLP
Los Angeles, California
January 19, 1998